UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2015

HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers
Deferred Equity Plan
On September 17, 2015, the Compensation Committee of the Board of Directors of Hologic, Inc. (the “Company”) approved and adopted the Hologic, Inc. Deferred Equity Plan (the “DEP”). The DEP is designed to allow executives and non-employee Directors to accumulate Hologic stock in a tax-efficient manner to meet their long-term equity accumulation goals and shareholder ownership guidelines. Under the DEP, eligible participants may elect to defer the settlement of restricted stock units and performance stock units granted under the Hologic, Inc. 2008 Equity Incentive Plan, as amended (the “EIP”) until separation from service or separation from service plus a fixed number of years. Participants may defer settlement by vesting tranche. Although the equity will vest on schedule, if deferral of settlement is elected, no shares will be issued until the settlement date. The settlement date will be the earlier of death, disability, change in control or separation from service/separation plus number of years elected.
Amended and Restated Deferred Compensation Program
On September 17, 2015, the Compensation Committee also approved and adopted an amendment and restatement of the Hologic, Inc. Amended and Restated Deferred Compensation Program (the “DCP”). The DCP was amended and restated to permit the Company to make discretionary contributions and to incorporate several administrative clarifications to plan language.
Amended and Restated Employment Agreement
On September 18, 2015, the Company entered into an Amended and Restated Employment Agreement (the “2015 Employment Agreement”) with its Chairman, President and Chief Executive Officer, Stephen P. MacMillan. The 2015 Employment Agreement, which is effective as of September 27, 2015, replaces the Employment Agreement by and between the Company and Mr. MacMillan dated as of December 6, 2013 (the “2013 Employment Agreement”). The 2015 Employment Agreement has an initial term of five (5) years and will be automatically extended for an additional five-year period unless either the Company or Mr. MacMillan notifies the other party not later than June 27, 2020 that the notifying party has elected not to extend the initial term.
Consistent with the 2013 Employment Agreement, the 2015 Employment Agreement provides that Mr. MacMillan will receive an initial base salary at the annual rate of $1,000,000 and a target bonus opportunity under the Company’s Short-Term Incentive Plan of no less than 150% of his annual base salary. Any future increases in Mr. MacMillan’s base salary will be tied to the employee merit pool percentage increase approved for base salaries of U.S. salaried employees. The Company also agreed to continue to contribute to the Company’s DCP on behalf of Mr. MacMillan. The target contribution will be $232,000 for fiscal 2016. The amount may be modified in subsequent fiscal years consistent with changes for other executive officers. During the initial five-year term of the 2015 Employment Agreement, the Company has agreed to provide Mr. MacMillan with a housing allowance of $100,000 per year to cover housing in the greater Boston area.

Pursuant to the 2015 Employment Agreement, Mr. MacMillan will also receive an annual equity grant under the Company’s EIP. The value of the grant for fiscal 2016 will be $7,250,000. The grant value for subsequent years will be adjusted as follows: (i) for every one percent (1%) that the Company exceeds the prior fiscal year’s earnings per share (“EPS”), the annual grant value will be increased by one-half of one percent (0.5%); and (ii) for every one percent (1%) that the Company is below prior year EPS, the annual grant value will be reduced by one percent (1%). As soon as practicable after the end of each fiscal year, Mr. MacMillan will also receive a matching restricted stock unit (“Matching RSU”) grant with a value equal to the number of shares held by Mr. MacMillan as of the fiscal year end, up to a maximum annual grant value of $1,000,000. For purposes of the Matching RSU grant, shares held will include issued and outstanding shares held directly by Mr. MacMillan as well as vested equity, the settlement of which has been deferred pursuant to the Company’s DEP, but will not include shares issued upon the vesting of Matching RSUs.
The severance provisions of the 2015 Employment Agreement are unchanged from the 2013 Employment Agreement. If, during the term of the 2015 Employment Agreement, Mr. MacMillan’s employment is terminated by the Company without Cause or if Mr. MacMillan terminates his employment for Good Reason (as such terms are defined in the Amended and Restated Employment Agreement), then he will be entitled to: (i) continued payment of a cash severance amount in equal payments over a two-year severance period in a total amount equal to two times his annual base salary plus his annual cash bonus for the prior fiscal year; and (ii) payment of a cash severance in the amount of Mr. MacMillan’s annual cash bonus for the fiscal year in which such termination occurs, pro-rated for the then current fiscal year and payable no later than the November 30 following the end of the applicable fiscal year in which the award was earned. If, following a Notice of Non-Renewal by either Mr. MacMillan or the Company and at or after the expiration of the term, Mr. MacMillan’s employment is terminated by the Company without Cause or if Mr. MacMillan terminates his employment for Good Reason, then he will be entitled to: (i) continued payment of a cash severance amount in equal payments over a one-year severance period in a total amount equal to his annual base salary plus his annual cash bonus for the prior fiscal year; and (ii) payment of a cash severance in the amount of Mr. MacMillan’s annual cash bonus for the fiscal year in which such termination occurs, pro-rated for the then current fiscal year and payable no later than the November 30 following the end of the applicable fiscal year in which the award was earned. In each case, receipt of any severance payments or benefits is conditioned upon Mr. MacMillan’s release of all claims against the Company and its officers and directors.
The existing Non-Competition and Proprietary Information Agreement, the Change of Control Agreement, the Indemnification Agreement and any outstanding option or other equity agreements by and between Mr. MacMillan and the Company will remain outstanding and be governed in accordance with their terms.
Mr. MacMillan is entitled to employee benefits, executive benefits, perquisites, reimbursement of expenses and vacation on the same basis as other senior executives of the Company.
The above descriptions of the DEP, DCP and 2015 Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the DEP, DCP and 2015 Employment Agreement themselves, copies of which are attached to this report as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein in their entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1 10.2 10.3

Hologic, Inc. Deferred Equity Plan
Hologic, Inc. Amended and Restated Deferred Compensation Program
Amended and Restated Employment Agreement by and between the Company and Stephen P. MacMillan, dated September 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel

EXHIBIT INDEX

Exhibit No.    Exhibit Name_______________________________________________

10.1	Hologic, Inc. Deferred Equity Plan

10.2	Hologic, Inc. Amended and Restated Deferred Compensation Program

10.3	Amended and Restated Employment Agreement by and between the Company and Stephen P. MacMillan, dated September 18, 2015